SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                February 1, 2006

                            BASELINE OIL & GAS CORP.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

   Nevada                           333-116890                       30-0226902
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  State of                          Commission                      IRS Employer
Incorporation                       File Number                     I.D. Number

                   20022 Creek Farm, San Antonio, Texas 78259
                   ------------------------------------------
                     Address of principal executive offices

                  Registrant's telephone number: (210) 481-5177

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

      On February 1, 2006, Baseline Oil & Gas Corp. ("we" or the "Company") completed a private placement (the "February Private Placement") to accredited investors in which we received gross proceeds of $9,000,000 by selling an aggregate of 8,181,819 shares of our newly-issued Common Stock at $1.10 per share.

      We paid aggregate placement agent commissions of $675,000 (or 7.5% of the gross proceeds of the February Private Placement) and issued three (3) - year warrants to our placement agents to purchase an aggregate of 259,090 shares of Common Stock at an exercise price of $1.32 per share.

      As further set forth in Item 8.01 below, from the net proceeds of the February Private Placement, we funded our 50% share of the $7,000,000 remaining purchase price under that certain Purchase Agreement dated January 16, 2006, between New Albany-Indiana LLC ("New Albany") and Aurora Energy, Ltd. (the "Aurora Purchase Agreement"). We also raised sufficient capital in the February Private Placement to fund our 50% share (approximately $2,250,000) of New Albany's anticipated costs and expenses with respect to drilling an initial 10 well program on the properties acquired under the Aurora Purchase Agreement, which we expect to commence during the first quarter of 2006. The balance of the net proceeds (approximately $2.5 million) will be used by the Company for general working capital. As of February 1, 2006, we owned a non-manager member's interest in New Albany, and had approximately $4.8 million in cash and cash equivalents.

      The issuance of the shares described above was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D promulgated thereunder.

      After giving effect to shares of Common Stock issued in the February Private Placement, we presently have 40,521,069 shares of Common Stock outstanding as of the date hereof. The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of February 1, 2006 by (i) each person who, to our knowledge, beneficially owns more than 5% of our Common Stock;


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

(ii) each of our current directors and executive officers; and (iii) all of our current directors and executive officers as a group:

Name of                                                                    Percent of
Beneficial Owner                              Number of Shares             Outstanding Shares
----------------                              ----------------             ------------------
Barrie Damson (Chairman & CEO)                11,894,250 (1)               25.6%
Alan Gaines (Vice Chairman & Director)        11,894,250 (1)               25.6%
Carey Birmingham (President)                     433,000 (2)                1.1%
Richard d'Abo (Director)                       1,366,000 (3)(4)             3.3%
Richard Cohen (CFO)                              375,000 (5)                  *
Lance T. Shaner (6)                            4,847,700 (7)               12.0%
Benjamin W. Hulburt (6)                        2,908,620 (8)                7.2%
Thomas F. Shields (6)                          2,908,620 (8)                7.2%
All Officers & Directors as a Group           25,962,250
(5 persons)                                   (1)(2)(3)(4)(5)              48.1%

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* Less than 1%

(1) Includes 6,000,000 shares underlying a stock option, exercisable at $.05 per share. Holder has agreed that, upon Closing of Acquired Assets, number of shares underlying option will be reduced such that immediately following the Closing, holder will own no more than 9.99% of our Common Stock on a fully-diluted basis.

(2) Includes 100,000 shares underlying a stock option, exercisable at $.05 per share.

(3) Includes 936,000 shares underlying a convertible promissory note.

(4) Includes 250,000 shares underlying a stock option, exercisable at $.05 per share.

(5) Includes 175,000 shares underlying a stock option, exercisable at $0.94 per share.

(6)This individual is one of the "Management Designees" as defined in the Purchase Agreement described in Item 8.01 below. See our current Report on Form 8-K dated January 16, 2006, as filed with the SEC on January 17, 2006.

(7) Includes 20,000 shares underlying a stock option, exercisable at $1.00 per share.

(8) Includes 12,000 shares underlying a stock option, exercisable at $1.00 per share.


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

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      On February 1, 2006, Mr. Carey Birmingham, our President and a member of our Board of Directors, resigned as a member of our Board, and the Board of Directors filled such vacancy by appointing Mr. Barrie Damson, age 69, as our Chairman and Chief Executive Officer. Mr. Brimingham will continue to serve as our President. Below is the professional biography of Mr. Damson:

      Mr. Barrie Damson: Mr. Damson, age 69, joined the Board of Directors and became our Chairman/CEO upon the Closing of the February Private Placement. Since 1988, Mr. Damson has been the President and Chairman of Damson Financial Resources, Inc., a private company specializing in oil and gas, real estate and venture capital investments. Prior to forming Damson Financial, he was President and Chairman of Damson Oil Corporation, a publicly traded oil and gas exploration, development and production company that also served as the general partner of private and publicly traded oil and gas and real estate limited partnerships. Mr. Damson also served as President and Chairman of Bronco Oil Corp and Delta Minerals Corp. He has also served as a director of the Independent Petroleum Association of America, the Domestic Petroleum Council and Viking Resources International. Mr. Damson was a founding member and Vice Chairman of the American Business Conference. He also served as chairman of the New York City Economic Development Corporation. He currently serves on the Dean's Council of the Harvard School of Public Health and the Board of Trustees of the Hospital for Special Surgery in New York. He has also served as a Governor of the American Stock Exchange and a member of its executive committee and chairman of its audit committee. Mr. Damson received his Bachelor's degree from Harvard University, and his Juris Doctorate from New York University.

Item 8.01 OTHER EVENTS.

      On February 1, 2006, New Albany-Indiana, LLC, a Delaware limited liability company of which we own 50% of the membership interests ("New Albany"), completed its acquisition of certain oil and gas leases and other rights from Aurora Energy, Ltd., a Nevada corporation ("Aurora"), pursuant to a certain purchase agreement, dated as of November 15, 2005 (the "Aurora Purchase Agreement"), between New Albany and Aurora. The total purchase price under the Aurora Purchase Agreement (for the Indiana Leases, Aurora's rights under a certain Farmout and Participation Agreement with a third party ("Farmout Agreement") and the grant of the Aurora Option (as defined in the following paragraph) was $10,500,000 of which $3,500,000 had already been paid and the balance of $7,000,000 was paid to Aurora on February 1, 2006.

      Pursuant to the Aurora Purchase Agreement, New Albany acquired an undivided 48.75% working interest (40.7% net revenue interest) in (i) certain oil, gas and mineral leases covering acreage in several counties in the State of Indiana (the "Indiana Leases") and (ii) all of Aurora's rights under the Farmout Agreement. In addition, in connection with the Aurora Purchase Agreement, New Albany was granted an option from Aurora (the "Aurora Option"), exercisable by New Albany for a period of eighteen (18) months after the date of such agreement, to acquire a fifty percent (50%) working interest in any and all acreage leased or acquired by Aurora or its affiliates in four (4) additional counties in Indiana.

      New Albany is expected to commence an initial 10 well drilling program during the first quarter of 2006 on the properties acquired under the Aurora Purchase Agreement.

      New Albany is a joint venture entity formed by us, Rex Energy Operating Corp. ("Rex Energy") and certain affiliates of Rex Energy, for the purpose of acquiring a working interest in certain leasehold interests located in the New


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

Albany Play within the Illinois Basin in Indiana. Rex Energy Wabash, LLC ("Rex Wabash"), an affiliate of Rex Energy, is the Managing Member of New Albany and will manage the day-to-day operations of New Albany. On January 30, 2006, Rex Energy withdrew as a member from New Albany and assigned its membership interests to several of its affiliates. Pursuant to the limited liability company operating agreement of New Albany, membership interests in New Albany are presently held as follows: the Company - 50%; Lance T. Shaner - 23.01%; Rex Energy II Limited Partnership - 11.11%; Douglas Oil & Gas Limited Partnership - 11.11%; Shaner & Hulburt Capital Partners Limited Partnership - 3.77% and Rex Wabash - 1%.

      As we previously reported in our Report on Form 8-K, filed with the SEC on January 17, 2006, we entered into a purchase agreement (the "Purchase Agreement") on January 16, 2006 with Rex Energy and its affiliates. The Purchase Agreement provides in part that we will purchase at the closing (currently scheduled to occur on or about May 1, 2006), among other assets, the 50% outstanding membership interests in New Albany which we do not already own. The purchase price for such 50% New Albany membership interest will be payable in such number of shares of our common stock, $.001 par value ("Common Stock"), equal to the quotient of (x) the total capital contributions made by Rex Energy and its affiliates to New Albany from the inception of New Albany to the Closing Date of the Purchase Agreement; divided by (y) $1.10 (which amount is the same price per share paid by investors in our February Private Placement). Rex Energy and its affiliates have contributed 50% of the $10,500,000 purchase price paid by New Albany under the Aurora Purchase Agreement and we have contributed the other 50%.

      On February 2, 2006, the Company issued a press release announcing the closing of the February Private Placement and the transactions contemplated by the Aurora Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (d) Exhibits

      Exhibit No.           Description
      -----------           -----------
      99.1                  Press Release dated February 2, 2006


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2006

                                              BASELINE OIL & GAS CORP.


                                              By: /s/ Carey G. Birmingham
                                                  ------------------------------
                                                  Carey G. Birmingham, President


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

                                  Exhibit Index

      Exhibit No.           Description
      -----------           -----------
      99.1                  Press Release dated February 2, 2006


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